Cricut, Inc. Reports Third Quarter 2024 Financial Results
Paid subscribers over 2.8 million, up 5% over Q3 2023
Q3 2024 revenue of $167.9 million, down 4% compared to Q3 2023
Delivered 23rd consecutive quarter of profitability with net income of $11.5 million
SOUTH JORDAN, Utah, November 5, 2024 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its third quarter ended September 30, 2024.

"We are pleased with the increase in paid subscribers in Q3 up 5% YoY to over 2.8 million, which exceeded our expectations. To benefit all members, we continued during the quarter to make improvements to our software platform, specifically in helping them search and find inspiring content on our platform and removing friction in designing their projects in Design Space," said Ashish Arora, Chief Executive Officer of Cricut. "Evidence that these efforts are having a positive impact is that this is the second consecutive quarter of a YoY increase in the share of members who complete a project during their first day and who complete multiple projects in their first week."
Third Quarter 2024 Financial Results
•Revenue was $167.9 million, down 4% from Q3 2023.
•Platform revenue was $77.7 million, slightly up over Q3 2023.
•Products revenue was $90.2 million, down 7% from Q3 2023.
•International revenue increased by 2% over Q3 2023 and was 23% of total revenue, up from 21% of total revenue in Q3 2023.
•Gross margin was 46.1%, down from 46.8% in Q3 2023.
•Operating income was $10.6 million, or 6.3% of total revenue compared to $23.7 million, or 13.5% of revenue in Q3 2023.
•Net income was $11.5 million, or 6.8% of revenue, and down 33% from Q3 2023. Net income in Q3 2023 was $17.2 million, or 9.8% of revenue.
•Diluted earnings per share was $0.05, down from $0.08 per share in Q3 2023.
•Generated $70 million in Cash from Operations in Q3. Used $10.3 million to repurchase 1.8 million shares of our common stock in Q3.

“We remain profitable and continue to expect incremental operating margin improvement for the full year even as we continue to manage the business for the long term. In Q3 2024, we generated $70 million in cash from operations, ended the quarter with $247 million in cash and cash equivalents and marketable securities, and we remain debt free. During Q3, we used $10.3 million of cash to repurchase 1.8 million shares of our stock, resulting in $30.8 million remaining on our $50 million authorized stock repurchase program. In July, we paid approximately $108 million in dividends for the special one-time dividend of $0.40 per share, plus our first recurring semi-annual dividend of $0.10 per share," said Kimball Shill, Chief Financial Officer of Cricut. "We are pleased to announce The Board of Directors authorized our second recurring semi-annual dividend of $0.10 per share for shareholders of record on January 7, 2025, payable on January 21, 2025. We remain committed to our long-term operating margin targets of 15-19%. Our proven model has demonstrated that when we operate at scale and drive top line growth, these margins are achievable.”

Recent Business Highlights
•Paid Subscribers increased to over 2.8 million, up 5% year over year.
•Platform ARPU increased to $52.86, up 3% year over year.
•Active Users decreased slightly year over year to nearly 5.9 million.
•90-Day Engaged Users decreased 3% year over year to over 3.5 million.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of September 30,
	2024	2023
Active Users (in thousands)	5,894	5,929
90-Day Engaged Users (in thousands)	3,532	3,641
Paid Subscribers (in thousands)	2,838	2,699

	Three Months Ended September 30,
	2024	2023
Platform ARPU	$52.86	$51.20
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.

Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform in a 12-month period revenue divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, November 5, 2024 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI6d47744d9f23418aaa936b2b006064fd. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy™ series, and Cricut Venture™ — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Caitlin Hadley
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,”

“intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Platform	$77,674	$77,455	$233,609	$231,082
Products	90,216	97,454	269,620	302,819
Total revenue	167,890	174,909	503,229	533,901
Cost of revenue:
Platform	10,000	8,276	27,647	24,045
Products	80,527	84,699	216,785	263,601
Total cost of revenue	90,527	92,975	244,432	287,646
Gross profit	77,363	81,934	258,797	246,255
Operating expenses:
Research and development	15,240	15,910	44,408	50,057
Sales and marketing	35,278	28,375	101,662	87,398
General and administrative	16,249	13,962	50,494	55,334
Total operating expenses	66,767	58,247	196,564	192,789
Income from operations	10,596	23,687	62,233	53,466
Other income (expense):
Interest income	2,718	1,340	8,189	6,211
Interest expense	(84)	(81)	(245)	(240)
Other income	932	569	2,067	1,863
Total other income, net	3,566	1,828	10,011	7,834
Income before provision for income taxes	14,162	25,515	72,244	61,300
Provision for income taxes	2,674	8,290	21,340	18,952
Net income	$11,488	$17,225	$50,904	$42,348
Other comprehensive income:
Change in net unrealized gains (losses) on marketable securities, net of tax	$46	$76	$—	$(54)
Change in foreign currency translation adjustment, net of tax	229	(56)	140	(88)
Comprehensive income	$11,763	$17,245	$51,044	$42,206
Earnings per share, basic	$0.05	$0.08	$0.24	$0.20
Earnings per share, diluted	$0.05	$0.08	$0.24	$0.19
Weighted-average common shares outstanding, basic	214,769,065	217,737,089	214,706,773	216,771,051
Weighted-average common shares outstanding, diluted	215,749,745	220,424,691	215,281,337	219,920,343

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of September 30, 2024	As of December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$142,376	$142,187
Marketable securities	104,566	102,952
Accounts receivable, net	93,302	111,247
Inventories	167,503	244,469
Prepaid expenses and other current assets	33,010	19,114
Total current assets	540,757	619,969
Property and equipment, net	39,792	47,614
Operating lease right-of-use asset	9,047	12,353
Deferred tax assets	46,839	34,823
Other assets	27,330	35,363
Total assets	$663,765	$750,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,524	$76,860
Accrued expenses and other current liabilities	77,437	71,933
Deferred revenue, current portion	43,376	40,304
Operating lease liabilities, current portion	4,595	5,230
Dividends payable, current portion	379	2,137
Total current liabilities	171,311	196,464
Operating lease liabilities, net of current portion	5,864	8,938
Deferred revenue, net of current portion	2,530	2,931
Other non-current liabilities	8,224	6,916
Total liabilities	187,929	215,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of September 30, 2024, 214,422,477 shares issued and outstanding as of September 30, 2024; 1,250,000,000 shares authorized as of December 31, 2023, 217,915,713 shares issued and outstanding as of December 31, 2023.	214	218
Additional paid-in capital	463,717	505,864
Retained earnings	11,488	28,514
Accumulated other comprehensive income	417	277
Total stockholders’ equity	475,836	534,873
Total liabilities and stockholders’ equity	$663,765	$750,122

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$50,904	$42,348
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	22,308	22,072
Bad debt expense (benefit)	(454)	2,144
Impairments	—	1,960
Stock-based compensation	33,255	34,789
Deferred income tax	(12,016)	(11,938)
Non-cash lease expense	3,805	3,727
Unrealized foreign currency loss	304	950
Provision for inventory obsolescence	110	17,942
Other	(1,810)	(1,846)
Changes in operating assets and liabilities:
Accounts receivable	18,061	41,200
Inventories	86,283	37,488
Prepaid expenses and other current assets	(13,673)	7,490
Other assets	(605)	274
Accounts payable	(30,635)	17,102
Accrued expenses and other current liabilities and other non-current liabilities	7,574	(17,437)
Operating lease liabilities	(4,197)	(4,056)
Deferred revenue	2,671	1,817
Net cash and cash equivalents provided by operating activities	161,885	196,026
Cash flows from investing activities:
Purchase of marketable securities	(110,521)	(44,256)
Proceeds from maturities of marketable securities	110,527	19,200
Purchases of property and equipment, including capitalized software development costs	(14,442)	(18,942)
Net cash and cash equivalents used in investing activities	(14,436)	(43,998)
Cash flows from financing activities:
Repurchase of common stock	(30,483)	(4,558)
Proceeds from exercise of stock options	—	382
Employee tax withholding payments on stock-based awards	(7,144)	(6,328)
Cash dividend	(109,775)	(293,820)
Net cash and cash equivalents used in financing activities	(147,402)	(304,324)
Effect of exchange rate on changes on cash and cash equivalents	142	(95)
Net increase (decrease) in cash and cash equivalents	189	(152,391)
Cash and cash equivalents at beginning of period	142,187	224,943
Cash and cash equivalents at end of period	$142,376	$72,552
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$34,898	$21,590
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$477	$—
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$1,479	$2,764
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$436	$1,129
Stock-based compensation capitalized for software development costs	$1,121	$1,520
Dividend declared but unpaid	$410	$—